FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “First Amendment”) is entered into as of this 19th day of February, 2010, by and between CC Lacombe, LLC, a Georgia limited liability company (“Seller”); G&E HC REIT II Lacombe MOB, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”); and First American Title Insurance Company (“Escrow Agent”).

RECITALS

A. Seller, Buyer and Escrow Agent entered into that certain Real Estate Purchase Agreement and Escrow Instructions dated February 8, 2010 (the “Original Agreement”) pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located in Lacombe, Louisiana and more particularly described in the Original Agreement.

B. Seller and Buyer desire to amend the Original Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Closing Date. Section 1.5 is hereby deleted in its entirety and replaced with the following:

1.5 Closing Date. The closing (“Closing”) shall take place on February 25, 2010 (as the same may be extended in accordance herewith, the “Closing Date”). Notwithstanding the foregoing, Buyer may, upon written notice to Seller, extend the Closing Date to February 26, 2010, in the event that the conditions precedent set forth in Section 5.4 below are not satisfied by February 25, 2010.

2. Entire Agreement. The Original Agreement, as modified by this First Amendment, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated therein. Except as modified by this First Amendment, the Original Agreement remains unchanged and unmodified and in full force and effect, and the parties hereto hereby ratify and affirm the same.

3. Counterparts. This First Amendment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this First Amendment transmitted by facsimile or electronic mail shall be treated as originals in all respects.IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date above first written.

SELLER

CC LACOMBE, LLC,
a Georgia limited liability company

By: Its:	CHD Lacombe, LLC, a Georgia limited liability company Manager
By:	CHD Holdings, LLC,

a Georgia limited liability company
Its:	Manager

By: /s/ Alan W. McKinney
Alan W. McKinney
Its:	Manager

BUYER

G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company

By: Title:	GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, L.P., a Delaware limited partnership Sole Member
By: Title:	GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation General Partner

By: /s/ Andrea R. Biller
Name:	Andrea R. Biller

Title: Executive Vice President

ESCROW AGENT:

First American Title Insurance Company

By: /s/ Barbara Laffer
Its: Escrow Officer